UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2023

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

677 Washington Blvd, Ste. 1100	Stamford	Connecticut	06901
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (203) 905-2410
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PM	New York Stock Exchange
2.625% Notes due 2023	PM23	New York Stock Exchange
2.125% Notes due 2023	PM23B	New York Stock Exchange
3.600% Notes due 2023	PM23A	New York Stock Exchange

2.875% Notes due 2024	PM24	New York Stock Exchange
2.875% Notes due 2024	PM24C	New York Stock Exchange
0.625% Notes due 2024	PM24B	New York Stock Exchange
3.250% Notes due 2024	PM24A	New York Stock Exchange
2.750% Notes due 2025	PM25	New York Stock Exchange
3.375% Notes due 2025	PM25A	New York Stock Exchange
2.750% Notes due 2026	PM26A	New York Stock Exchange
2.875% Notes due 2026	PM26	New York Stock Exchange
0.125% Notes due 2026	PM26B	New York Stock Exchange
3.125% Notes due 2027	PM27	New York Stock Exchange
3.125% Notes due 2028	PM28	New York Stock Exchange
2.875% Notes due 2029	PM29	New York Stock Exchange
3.375% Notes due 2029	PM29A	New York Stock Exchange
0.800% Notes due 2031	PM31	New York Stock Exchange
3.125% Notes due 2033	PM33	New York Stock Exchange
2.000% Notes due 2036	PM36	New York Stock Exchange
1.875% Notes due 2037	PM37A	New York Stock Exchange
6.375% Notes due 2038	PM38	New York Stock Exchange
1.450% Notes due 2039	PM39	New York Stock Exchange
4.375% Notes due 2041	PM41	New York Stock Exchange
4.500% Notes due 2042	PM42	New York Stock Exchange
3.875% Notes due 2042	PM42A	New York Stock Exchange
4.125% Notes due 2043	PM43	New York Stock Exchange
4.875% Notes due 2043	PM43A	New York Stock Exchange
4.250% Notes due 2044	PM44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Certain Officers

As previously disclosed in Philip Morris International Inc.’s (the “Company”) Current Report on Form 8-K filed on November 25, 2022, Drago Azinovic, currently President, Middle East and Africa and PMI Duty Free Region, will leave the organization after a transition period in connection with the Company’s new regional structure and related senior management changes. Mr. Azinovic will continue to be employed by the Company until his separation on March 31, 2023. In connection with Mr. Azinovic’s departure, on February 27, 2023, the Company and Mr. Azinovic entered into a separation agreement and release (the “Separation Agreement”) with the following key terms, which are consistent with the applicable terms set forth in Mr. Azinovic’s employment agreement with Philip Morris International Management SA, effective August 1, 2012, and that certain Supplemental Letter to the Offer Letter with Drago Azinovic, dated December 4, 2008 (the “2008 Letter”), as previously disclosed by the Company:

a.Mr. Azinovic’s separation is a severance-qualifying event due to Philip Morris Products S.A. giving notice of termination of employment, and he will therefore receive a severance payment of CHF 2,401,909 (or $2,553,7281), which is equal to EUR 1.32 million net of taxes as required by the terms of the 2008 Letter;

b.due to the severance payment, Mr. Azinovic will not be eligible to receive any pro-rated incentive compensation award payment for the portion of 2023 during which he remains employed;

c.in accordance with their terms, Mr. Azinovic’s restricted share units will vest fully, and his performance share units will vest as scheduled and certified by the Compensation and Leadership Development Committee of the Board of Directors of the Company; and

d.Mr. Azinovic will receive a cash payment of CHF 1,267,500 (or $1,347,6161) subject to his compliance with a 24-month non-compete obligation. This payment will be made after 24 months from the separation date, which is March 31, 2023, and only subject to certification of compliance with the non-compete obligations.

The Separation Agreement also includes a release of claims, confidentiality, and other provisions customary for an agreement of this type.

In accordance with the Company’s generally applicable equity award practice, Mr. Azinovic remained eligible to participate in Company’s 2023 equity award program and received annual equity awards tied to his performance in 2022. The awards were granted in February 2023.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Form Separation Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

1 Based upon the conversion rate on February 27, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement and Release dated February 27, 2023 (incorporated by reference to Item 5.02).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ DARLENE QUASHIE HENRY
Name:	Darlene Quashie Henry
Title:	Vice President, Associate General Counsel & Corporate Secretary
Date: March 3, 2023